                                                                EXHIBIT 99.1

CONTACT INFORMATION:
INVESTORS:
Kate Rajeck
Quokka Sports, Inc.
415/908-3800
investor.relations@quokka.com


PRESS:
Cheryl Herbert
OutCast Communications
415/392-8282
cheryl@outcastcom.com


     QUOKKA SPORTS RESTRUCTURES DEBT AND EXPANDS NEW BUSINESS OPPORTUNITIES

               o  Debt reduced by $24 million
               o  Technology group lands first client for new service business

San Francisco, California (February 23, 2001) - Quokka Sports, Inc. (Nasdaq:
QKKA), a leading provider of sports entertainment for the digital world(TM), today announced it has completed a reduction and restructuring of its $77.4 million of convertible notes issued in September 2000.

The Company has successfully restructured the notes to significantly reduce and improve the terms of its debt and limit the dilution of its common stock. Through the restructuring and recent conversions of notes into common stock, the total amount of notes outstanding, including interest, has been reduced to $52.1 million.

"As we move into the future, we are aligning our business on all fronts to succeed in this changed economy. We are very pleased to have successfully renegotiated the debt structure to give Quokka more flexibility in this challenging business environment," said Alvaro Saralegui, President and CEO, Quokka Sports.

Last week, Quokka Sports announced a major restructuring plan to realign the Company to maximize its core capabilities with profitable business opportunities, streamline its operations and reduce its cost structure. Quokka Sports is continuing to focus its core business on live sport event coverage and has separated its technology infrastructure division as a separate business unit to provide managed services for companies needing to create rich content.

Saralegui continued "By refining our business to maximize the value of our strongest assets and cleaning up our balance sheet, we have enabled management to focus exclusively on creating a great product efficiently and driving revenues while increasing stockholder value. We are well positioned to accomplish our goals with our refined business model."

In March 2001, Quokka Sports' media business, the Quokka Sports Network, will begin providing live event coverage of some of the most exciting sport events happening this spring. Live events to be produced this spring include the PGA Tour's Southern Swing golf tournaments on golf.com, the Men's and Women's Division I NCAA basketball championship tournaments on FinalFour.net, and ongoing coverage of the BT Global Challenge sailing race on btchallenge.com. On February 8, 2001, the Company's Winter Olympic coverage kicked off with the re-launch of SaltLake2002.com, the official site for the 2002 Winter Olympic Games.

"Our award-winning sports entertainment continues to lead the industry as we provide unique and compelling coverage that brings fans closer to the live action. In a few weeks, we will be delivering a robust live event programming schedule for sports fans as we offer our new NCAA basketball tournament coverage on FinalFour.net, expand our golf tournament coverage on Golf.com, continue coverage of the BT Global Challenge race and provide new adventure and action experiences on MountainZone.com.

Our production of these events will continue to push the breadth and depth of any sport experience on the Web today," said Tom Newell, Senior Vice President, Quokka Sports Network.

Quokka Sports also announced today its first client for its new technology business unit, MLB Advanced Media L.P. (MLBAM), the interactive media company of Major League Baseball. The agreement is a multi-year arrangement to provide an official live-scoring technology platform and technology solutions for real-time coverage of every Major League Baseball game on MLB.com.

"We are excited to provide our live event technology platform solutions for MLB Advanced Media. MLB.com will now offer unique real-time game coverage for baseball fans as the season unfolds around the country. We will continue to build our client base as we extend our leadership in technology innovation to new customers requiring our expertise in delivering scalable solutions." commented Alan Ramadan, Chairman and co-Founder, Quokka Sports.

In connection with the convertible note restructuring, Quokka Sports repurchased $24 million of notes for $12 million cash. The conversion price of the $52.1 million of notes remaining outstanding has been fixed at $0.75 per share, and the noteholders have waived existing defaults and agreed to revised covenants reflecting current circumstances. Quokka Sports has issued to the noteholders $40 million of a new series of preferred stock, which bears a 7% pay-in-kind dividend and is convertible into common stock, beginning in November 2001, at a conversion price of $1.50 per share. The Company is required to repurchase the outstanding notes and preferred stock in connection with certain corporate transactions. Additional details of the restructuring may be obtained by reviewing the report on Form 8-K which the Company is filing today with the Securities and Exchange Commission. Accounting treatment of the debt restructuring is being determined by the Company in consultation with its auditors.


ABOUT QUOKKA SPORTS:
Quokka Sports, a leading provider of sports entertainment for the digital world(TM), creates complete interactive sports experiences that fulfill the passions of sports enthusiasts worldwide. Quokka Sports (Quokka.com) leverages digital technology to offer rich, immersive presentations that include live event coverage, analysis, news and information, audio and text dispatches from athletes, games, community forums, and premium shopping. The Quokka Sports Network comprises several sport verticals that feature some of the world's premier sporting properties. Quokka Sports' media business, the Quokka Sports Network, focuses on event-centric programming with emphasis on the production of live sport events, including Golf (Golf.com, PresidentsCup.com), Major League Baseball (TotalBaseball.com), College Sports (FinalFour.net, TotalCollegeSports.com, NCAAChampionships.com and over 65 official college, university and conference athletics sites), year-round coverage of summer and winter Olympic sports (NBCOlympics.com, SaltLake2002.com), Sailing (AmericasCup.org, btchallenge.com, VolvoOceanRace.org), , and Action Sports (MountainZone.com coverage of skiing, climbing, hiking, snowboarding, adventure racing and mountain biking). The Company's proprietary technology and publishing platform infrastructure is utilized for its live sport event coverage, and in addition, has recently begun operating as a separate business unit, providing managed services for companies needing to create rich content for the Internet, broadband, Interactive/Enhanced TV and wireless platforms. Quokka Sports has offices in San Francisco, London, New York, and Raleigh.

                                       ###

"Quokka," "Quokka Sports," "MountainZone," "Total Sports" and "TotalCast" are registered trademarks, and "Sports Entertainment for the Digital World," "Wired Athlete," "Athlete's Voice" and the Quokka Logos are trademarks of Quokka Sports, Inc.


Cautionary Statement Under The Private Securities Litigation Reform Act Of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties, including the Company's ability to meet projected financial targets, improve profitability, achieve anticipated efficiencies, produce successful event coverage and other programming, attract and retain sponsors and advertisers, attract and retain an audience, and develop and launch new programming and products. Actual results could differ materially from those discussed herein for various reasons, including the risks detailed from time to time in the Company's SEC filings, including its Report on Form 10-K for the year ended December 31, 1999, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and filings related to recently completed acquisition transactions. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.